Exhibit 10.20

徐诺药业（中山）有限公司

No. 2019004

Labor Contract

(Fixed term)

Party A: Xynomic Pharmaceuticals, Inc. (Zhongshan)

Party B: Zhao Bing

Signing date: March 1, 2019

Both parties have signed this contract for joint observation according to the “Labor Law of the People’s Republic of China” and “Labor Contract Law of the People’s Republic of China” and relevant laws and regulations, and on an equal, voluntary and consensus basis.

Xynomic Pharmaceuticals, Inc. (Zhongshan)

I. Overview of the parties to labor contract

Article 1 Party A Xynomic Pharmaceuticals, Inc. (Zhongshan)

Legal representative (main person in charge) or authorized agent Xu Yinglin

Registered address Room 1318, 13th Floor, 1 Jiankang Road, Zhongshan Torch Development Zone

Operation address

Article 2 Party B Zhao Bing Gender male

Household registration type (non-agriculture, agriculture) Non-agriculture

ID card number

or names and numbers of other valid certificates

Starting to work for Party A from March 1, 2019

Home address and postal code

Residential address in Shanghai and postal code

Province (city) district (county) of household registration

Emergency contact person:                               Relationship with emergency contact person:

Telephone of emergency contact person:

Correspondence address of emergency contact person:

Xynomic Pharmaceuticals, Inc. (Zhongshan)

II. Type and term of labor contract

Article 3 This contract is a fixed term labor contract. The contract term is 3 years.

From March 1, 2019 to February 28, 2022. Specifically, the probation period shall be from March 1, 2019 to May 30, 2019.

III. Work content and workplace

Article 4 Party B agrees to work as the vice president of the clinical and registration department (Greater China) based on the needs of Party A’s work.

Article 5 According to the characteristics of the position (job) of Party A, Party B’s work area or workplace shall be the area(s) involved in Party A’s business.

Article 6 Party B’s work shall meet the job requirements of Party A, as follows:

(1) Party B shall meet the following conditions to be employed: (1) The recruitment requirements clearly specified in the Company’s external recruitment; (2) The employee shall have the qualifications as a laborer as stipulated in the Labor Law; (3) The employee shall have good health and pass the Company’s pre-employment health examination; (4) The employee has terminated the labor relationship with the former employer; (5) The job application data and relevant documents, etc. shall be truthful and valid; (6) The employee shall meet the general requirements for ordinary employees, and be competent in all tasks of the position; (7) The employee shall comply with the rules and regulations and pass the probationary assessment of the department concerned and human resources department; (8) Others:

Xynomic Pharmaceuticals, Inc. (Zhongshan)

(2) Party B shall perform its duties in accordance with Party A’s work objectives and performance requirements, complete its duties in accordance with the time, quality and quantity specified, obey the arrangements made by the department and the Company, and work actively.

(3) The work content of Party B during employment shall be subject to the work content involved in the“Position Descriptions”, “Performance Appraisal Form” and “Position SOP”, etc., and shall be assessed in accordance with the requirements of the Company’s “Performance Appraisal System” (if such performance appraisal exists in the department concerned);

(4) Party B shall voluntarily comply with Party A’s rules and regulations. Where Party B fails to comply with the corresponding regulations of the Company and causes a loss of more than 3,000 yuan to Party A, then Party B shall bear corresponding liabilities for compensation.

Article 7 Party A may change the work content (including temporary work), workplace, remuneration and appraisal standards for Party B by serving a 1-month prior written notice to Party B based on Party A’s work needs, operational changes or organization structure adjustment and based on Party B’s ability and job performance after reaching an agreement with Party B.

IV. Working hours and holidays

Article 8 Party A shall arrange an 8-hour working system for Party B.

Where the standard working hour system is implemented, Party B shall not work for more than 8 hours per day and shall not work for more than 40 hours per week.

Where Party A arranges a comprehensive working hour system or irregular working hour system for Party B, it shall first obtain the administrative permission decision on special-working-hour systems from the labor administrative department in advance.

Xynomic Pharmaceuticals, Inc. (Zhongshan)

Article 9 Party A shall have the right to reasonably adjust the vacation system implemented for Party B.

Article 10 Party A shall strictly implement national regulations on rest and holidays, with the specific arrangements as follows: During the term of the contract, Party B shall have the right to enjoy the holidays specified by the “Measures for National Festivals, Memorial Days and Holidays” and other holidays specified by national and municipal laws and regulations, and shall reasonably arrange holidays according to the work tasks.

Article 11 Where Party B is unable to fulfill work within the normal working hours, it shall submit an “Overtime Application Form” in writing, and Party A shall review the workload and confirm the need of working overtime, and approve the application. Overtime must be based on the Overtime Application Form approved by Party A, and Party B’s own attendance records shall not be used as overtime proof, and Party B’s working overtime voluntarily without the consent of Party A will not be accepted by Party A.

V. Labor remuneration

Article 12 Party A shall pay Party B’s salary in the form of currency before the 31st of each month. In case of on holidays and festivals, Party A shall make payment in advance on the closest working day and no later than 5 working days.

Article 13 According to the remuneration management methods of the State and the Company and upon mutual consent, Party A’s remuneration shall be determined based on the following conditions:

(1) Party B’s monthly salary (including the 20% confidentiality fee) shall be 30,000 yuan before tax. Party B’s salary during the probation period shall be 100% of the pre-tax monthly salary, and five kinds of social insurance and one housing fund as specified by the Beijing Municipality shall be withheld on this basis. (If the salary exceeds the upper limit of withholding base of the social insurance and reserve fund in Beijing in the current year, it shall be withheld based on such upper limit).

(2) Party B shall be deemed to have accepted the monthly salary if it raises no objection within three days after the monthly salary is paid.

Xynomic Pharmaceuticals, Inc. (Zhongshan)

VI. Social insurance and other welfare and benefits

Article 14 Both Party A and Party B shall be covered by social insurance in accordance with national regulations. Party A shall go through relevant social insurance procedures for Party B and assume corresponding obligations in social insurance. For Party B’s personal contribution part, Party A shall withhold it from Party B’s monthly salary.

Article 15 The medical treatment for Party B in case of illness or non-work-related injuries shall be subject to relevant national provisions. Party A shall pay for Party B’s sick leave in accordance with relevant national policies.

Article 16 The medical treatment for Party B in case of occupational disease or non-work-related injuries shall be subject to relevant national provisions.

Article 17 Party A shall provide Party B with five kinds of social insurance and one housing fund in accordance with relevant national laws and policies.

VII. Labor protection, working conditions and occupational hazard protection

Article 18 Party A shall provide Party B with necessary safety protection measures and issue necessary supplies for labour protection based on the needs of production posts and in accordance with national regulations on labor safety and hygiene.

Xynomic Pharmaceuticals, Inc. (Zhongshan)

Article 19 Party A shall establish the safety production system, management system, work standards, and labor safety and health system and their standards in accordance with relevant national laws and regulations, be obliged to inform Party B of any posts or positions that may cause occupational disease hazards, and take preventive measures against occupational hazards during the labor process. Party B shall enhance its self-protection awareness and strictly abide by the regulations of the State and the Company and prevent accidents during work.

Article 20 Party A shall provide Party B with systematic training in terms of political thoughts, professional ethics, professional skills, labor safety and health, and relevant rules and regulations based on to its own conditions, so as to improve Party B’s ideological awareness, professional ethics and professional skills. Party B shall earnestly participate in all necessary education and training organized by Party A.

Article 21 Party A shall establish and perfect its occupational disease prevention and treatment system, strengthen management over prevention and treatment of occupational diseases, and increase its capability in this regard.

8. Change and termination of labor contract, and economic compensation

Article 22 The change, termination and renewal of the labor contract between Party A and Party B shall be carried out in accordance with relevant provisions of the Labor Contract Law of the People’s Republic of China.

Article 23 Both Party A and Party B may change the terms of this contract by consensus, and sign the Labor Contract Change Agreement which is used as an annex to this contract.

Article 24 Relevant content of this contract may be changed by mutual agreement in one of the following circumstances:

(1) The objective situations on which the contract was based have significantly changed, resulting in the failure to perform this contract;

Xynomic Pharmaceuticals, Inc. (Zhongshan)

(2) Party B is unable or incompetent to perform its original duty (as determined jointly by the business department and personnel department of Party A).

Article 25 Party A shall issue certification for the termination of the labor contract to Party B when the contract is terminated, and shall go through the formalities for transferring Party B’s files and social insurance relations within 15 days.

Article 26 Where Party B intends to terminate the labor contract, it shall file an application to Party A 30 days in advance, and at least 3 working days in advance in the probation period, and shall go through the formality for work handover as agreed on by both parties after Party A gives its consent. Where Party B needs to pay any economic compensation, it shall make payment after the completion of work handover.

Article 27 Party A may unilaterally terminate this labor contract if Party B is in one of the following circumstances:

(1) Party B fails to provide relevant information on its employment within 30 days, which causes Party A to be unable to go through formalities for recruitment and withholding of social insurance fees;

(2) Party B is found to provide false personal information to Party A in job application, including but not limited to: false, fake or forged information in resignation certificate, identity certificate, household registration certificate, academic certificate, medical certificate, etc.; failure to indicate any mental illness, infectious diseases and other diseases that seriously affect work that Party B suffered from before the job application; failure to indicate any serious punishment that Party B has received from other employers before job application, such as recording a demerit, being placed under surveillance, dismissal or exclusion, or misdeeds such as history of narcotics taking, etc. failure to indicate any reeducation through labour, detention or being held criminally responsible according to law that Party B has received before job application.

Xynomic Pharmaceuticals, Inc. (Zhongshan)

(3) It is proved that Party B fails to meet the hiring requirements during the probation period;

(4) Party B seriously violates Party A’s labor disciplines, rules and regulations;

(5) Party B commits a serious dereliction of duty or malpractice, which causes serious damage to the interests of Party A;

(6) Party B deliberately discloses the secrets of Party A and causes significant losses to Party A;

(7) Party B establishes labor relations or part-time relations with other employers at the same time;

(8) Party B causes Party A to enter into or change the labor contract by means of fraud, coercion or by taking advantage of Party A’s difficulties;

(9) Party B is investigated for criminal responsibility according to law.

IX. Others agreed on by the parties

Article 28 Labor discipline and job rating:

(1) The Company’s rules and regulations, such as “Company System”, “Employee Handbook”, code of practice, operating specifications, procedures, policies and instructions and notices established by Party A according to law shall be deemed valid attachments to this contract. Party B shall carefully read and understand the existing rules and regulations of Party A before signing this contract, and agree to recognize and accept all of them. Any modification of the above content by Party A shall be released for public comment or signed, and be confirmed by Party B, and Party B shall know about and confirm the effects of such modification immediately after such release or confirmation.

(2) If Party B fails to comply with the above requirements, Party A shall have the right to impose punishment according to relevant provisions until the contract is terminated.

Xynomic Pharmaceuticals, Inc. (Zhongshan)

(3) If Party B has the following acts at work, which is a serious violation of the Company’s rules and regulations, then the Company has the right to terminate the labor contract and recover economic losses from the employee. For employees who have terminated the labor contract according to law, the Company has the right to inform all employees of the matters concerning such termination. After the employee leaves the Company and if the employee’s new employer comes to the Company for relevant background investigation, the Company has the right to offer information based on facts to such employer:

1) 1) Party B uses Party A’s resources to seek benefits for itself, others, or other legal persons, economic organizations, etc., which causes losses to Party A;

2) 2) Party B discloses any information or data related to Party A to competitors or third parties with conflicts of interest;

3) 3) Party B deceives management or other colleagues, causing potential threats or business losses to Party A;

4) 4) Party A’s salary structure should be confidential, but Party B discusses its own salary and salary of others privately;

5) Party B is absent from work for three consecutive working days or for a total of six working days.

(4) During the term of this contract, Party B shall not engage in the following acts without the consent of Party A:

1)	To enter into a contract or trade with Party A;

2)	To engage in or help others engage in business or produce similar products that are similar to those of Party A;

3)	To sign a labor contract, labor agreement or establish any factual labor relationship with any employers.

4)	Without the written consent of Party A, Party B shall not directly or indirectly engage in any work, labor or business that competes with Party A for itself or for others in its own name or in the name of others, shall not offer similar services to Party A’s customers or enterprises that are related to Party A’s production, product design, manufacturing, sales, quotation, etc., nor hold any positions in other enterprises that produce or sell similar products or provide similar services as Party A, and such positions include shareholder, partner, director, supervisor, manager, staff, agent, and consultant.

Xynomic Pharmaceuticals, Inc. (Zhongshan)

5)	5) If the above acts and facts occur, Party B shall be responsible for any losses or legal liabilities caused to Party A. Meanwhile, Party A shall have the right to take administrative disciplinary measures against Party B till Party B is expelled or dismissed.

X. Settlement of labor disputes and others

Article 29 Where the parties to the contract have disputes over the performance of this contract, the parties may apply to the labor dispute mediation committee at the locality of Party A for mediation. Where such mediation fails, they may apply to the labor dispute arbitration committee for arbitration.

Article 30 Any matters which not covered herein or are inconsistent with relevant national provisions in the future shall be dealt with according to relevant provisions.

Article 31 This contract shall be made in duplicate, and each party shall hold one copy respectively.

Party A (stamp)	Party B (signature or stamp)

Legal representative (main person in charge) or authorized agent

(signature or stamp)

Signing date: March 1, 2019

Xynomic Pharmaceuticals, Inc. (Zhongshan)

Renewal of Labor Contract

This renewed labor contract is a       term contract, which shall taken effect from     (date), and be terminated on      (date).

Party A (stamp)	Party B (signature or stamp)

Legal representative (main person in charge) or authorized agent (signature or stamp)

Date

Xynomic Pharmaceuticals, Inc. (Zhongshan)

This renewed labor contract is a       term contract, which shall taken effect from     (date), and be terminated on      (date).

Party A (stamp)	Party B (signature or stamp)

Legal representative (main person in charge) or authorized agent (signature or stamp)

Date

Xynomic Pharmaceuticals, Inc. (Zhongshan)

Change of Labor Contract

The following changes will be made to this contract upon agreement between the two parties:

Party A (stamp)	Party B (signature or stamp)

Legal representative (main person in charge) or authorized agent

(signature or stamp)

Date

Xynomic Pharmaceuticals, Inc. (Zhongshan)

Notes

1. This contract can be used as an employment contract between the employer and the employee.

2. When the employer and the employee use this contract to sign a labor contract, the content agreed upon by both parties shall be provided in the corresponding space after consultation.

When signing a labor contract, Party A shall affix its official seal, and the legal representative or main person in charge shall sign or affix its seal.

3. If there is not enough space in this contract for any other contents agreed on by the parties or changes of the labor contract, etc., additional paper may be attached.

4. This contract shall be filled in clearly, briefly and accurately with a pen or a signature pen, and shall not be altered.

5. This contract is made in duplicate. Each party shall hold one copy, and Party B’s copy shall not be kept by Party A.

March 2019